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                       SENTINEL FINANCIAL SERVICES COMPANY
                              EQUITY SERVICES, INC.

                                 CODE OF ETHICS

                      As amended through December 19, 2005

Policy Statement

     No director, officer, employee or registered representative of Sentinel Financial Services Company or Equity Services, Inc.(each, the "Company") shall have any position with, or a "substantial interest" in, any other business enterprise operated for a profit, the existence of which would conflict, or might conflict, with the proper performance of his/her duties or responsibilities to the Company or which might tend to affect his/her independence of judgment with respect to transactions between the Company or the issuers of securities distributed by the Company, and such other business enterprise, without prior full and complete disclosure thereof. Each director, officer or employee who has such a conflicting, or possible conflicting, interest with respect to any transactions which he/she knows is under consideration by the Company, or the issuers of securities distributed by the Company, or any affiliate thereof, is required to make timely disclosure thereof so that it may be part of the Company's consideration of the transaction.

Rules of Conduct

     In order to implement the foregoing Policy Statement but without limiting its intent, the following Rules are adopted:

     1. The cornerstone of the Company's business philosophy is that the interests of its clients are paramount. This principle shall guide directors, officers, employees, registered representatives and registered investment adviser representatives in conducting business on behalf of the Company. Each such person shall observe high standards of commercial honor and just and equitable principles of trade, and shall comply in all respects with the federal and state securities laws.

     2. No director, officer, employee or registered representative should accept gifts, gratuities or favors of any kind from any person, firm or corporation doing business, or having the potential to do business, with the Company or the issuers of securities distributed by the Company, under any circumstances from which it could be reasonably inferred that the purpose of the gift, gratuity or favor could be to influence the director, officer or employee in the conduct of Company or affiliated transactions with the donor; provided, however, that this section shall not be interpreted to prohibit (i) allowing business contacts to pay for meals or sporting events which a director, officer or employee attends, or (ii) gifts of items with a value not exceeding $100.

     3. Bribes, kickbacks, and other illegal payments to or from any individual with whom the Company does business or hopes to do business, in any form, for any purpose, are absolutely prohibited.

     4. The accuracy and completeness of account entries and classifications are to be strictly maintained at all times. Entries must be made in such a manner that their nature is clearly discernible to management and to the Company's independent auditors.

     5. No officer or employee of the Company shall be a director, officer, associate, partner, agent or employee of any other business enterprise, or shall have any financial interest in any other financial institution, or in any firm with whom the Company or any affiliate does business, without first having secured written permission from the Chief Executive Officer or the President.

     6. No director, officer or employee of the Company who receives information on investment matters shall, either directly or indirectly (a) purchase or sell securities where any such purchase or sale is based

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     on information obtained by reason of his/her official position in the
     Company, unless he/she shall have first secured written permission to make such purchase or sale from the Chief Executive Officer or the President, or
     (b) invest in any real property in which he/she knows that the Company or any affiliate has, or is considering any investment or a tenancy, or in any real property the value of which may be affected by any action of the Company of which he/she has special knowledge. Notwithstanding the foregoing provisions of 5(a) above, purchases or sales of 1,000 or less share orders of companies whose securities are listed on a registered exchange or quoted daily on NASDAQ shall not be deemed prohibited hereunder.

     7. Directors, officers, employees and registered representatives of the Company shall treat information which they receive about the financial condition and business activities of enterprises being considered for investment as confidential.

     8. No director, officer, employee or registered representative of the Company shall knowingly or intentionally trade, directly or indirectly, against the Company or against any of the issuers of securities distributed by the Company, in any securities which they each may respectively purchase, hold or sell, or, knowingly or intentionally, enter into, advise or permit any security transaction inconsistent with the best interests of the Company or of any issuers of securities distributed by the Company.

     9. (a) Each officer or employee (or director, in the case of Equity Services, Inc., if he or she is an Access Person as defined in Rule 17j-1 under the Investment Company Act of 1940, or each Access Person as defined in Rule 204A-1 under the Investment Advisers Act of 1940, of ESI Financial Advisors) of the Company, and each registered investment advisor representative of ESI Financial Advisors, shall file within thirty days after the close of each calendar quarter, with the chief compliance officer of the Sentinel Funds, in the case of officers or employees of Sentinel Financial Services Company and officers, covered directors and home office employees of Equity Services, Inc., or with the Chief Compliance Officer of Equity Services, Inc., in the case of the registered investment advisor representatives of ESI Financial Advisors a complete and accurate report of all transactions in Covered Securities of which he/she has knowledge, made by or for his/her account or any immediate member of his/her family or any trust, partnership, corporation, syndicate or account as to which he/she, directly or indirectly, has control or has participation in investment policies; provided however, any such report may contain a statement that it shall not be construed as an admission that the person making such report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates. Every such report shall be dated on the date on which it is submitted and shall contain the following information:

     (A) With respect to any transaction during the quarter in a Covered Security in which the reporting person had any direct or indirect ownership:

     (1) The date of the transaction and the title and amount of the security involved;

     (2) The nature of the transaction (i.e., purchase, sale or other acquisition or disposition;

     (3) The price at which the transaction was effected; and

     (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

     (B) With respect to any account established by a reporting person during the quarter for the direct or indirect benefit of such person:

     (1) The name of the broker, dealer or bank with whom such person established the account; and

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     (2) The date the account was established.

          (b) Each officer or employee (or director, in the case of Equity Services, Inc., if he or she is an Access Person as defined in Rule 17j-1 under the Investment Company Act of 1940, or each Access Person as defined in Rule 204A-1 under the Investment Advisers Act of 1940, of ESI Financial Advisors) of the Company, and each registered investment advisor representative of ESI Financial Advisors, shall file, within ten days of first becoming an officer or employee, or Access Person, and once per year, with the chief compliance officer of the Sentinel Funds, in the case of officers or employees of Sentinel Financial Services Company and officers, covered directors and home office employees of Equity Services, Inc., or with the Chief Compliance Officer of Equity Services, Inc., in the case of the registered investment advisor representatives of ESI Financial Advisors, the following information (which information, in the case of the annual holdings report, must be current as of a date no more than 45 days before the report is submitted, and in the case of the initial holdings report, must be current as of the date on which the person became an officer, director, trustee or employee of the Company), in a report dated the date of its submission:

     (A) The title, number of shares and principal amount of each Covered Security in which the reporting person had any direct or indirect beneficial ownership;

     (B) The name of any broker, dealer or bank with whom the person maintains an account in which any securities are (or in the case of the initial holdings report, were at the time such person became an officer, director, trustee or employee) held for the direct or indirect benefit of the person.

          (c) A person need not make a report under paragraph (a) or (b) above with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control, or for programs of regular periodic purchases or withdrawals made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

     Each officer or employee (or director, in the case of Equity Services, Inc.) of the Company who is required to make such reports in connection with his or her affiliation with Sentinel Group Funds, Inc., shall be excused from making these reports. Likewise, each director, officer or employee of the Company who is required to make such reports in connection with Sentinel Advisors Company (but not with the Sentinel Group Funds, Inc.) shall be excused from making these reports.

          (d) All such reports shall be reviewed by the Chief Compliance Officer or his or her designee, who shall indicate in writing on each form that it has been reviewed by him or her. With respect to all such reports filed by officers or employees of Sentinel Financial Services Company and officers, covered directors and home office employees of Equity Services, Inc., the Chief Compliance Officer has designated the chief compliance officer of the Sentinel Funds as the person responsible for review of such reports, and with respect to all such reports filed by registered investment advisor representatives of ESI Financial Advisors, the Chief Compliance Officer has designated the Director, Advisory Services as the person responsible for the review of such reports. Such designated individuals shall also be responsible for ensuring that all persons required to file such reports have done so, and shall maintain records designed to demonstrate that all persons required to file such reports have done so, or to identify those who have not. In reviewing such reports, the persons designated as responsible for such review shall look for transactions which may violate any provision of this Code of Ethics.

          (e) Each of the persons responsible for reviewing such reports shall promptly report any failures to timely file any such report, or any other violation of any other provision of this Code of Ethics detected by him or her, to the Chief Compliance Officer and to the President of Equity Services, Inc. or

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     Sentinel Financial Services Company, as applicable, who shall determine what action is necessary or appropriate under the circumstances.

     10. The Company maintains a separate written Policy and Procedure Designed to Detect and Prevent Insider Trading, which is incorporated herein by reference.

     11. All Access Persons of ESI Financial Advisors of the Company shall not under any circumstances acquire securities in an initial public offering.

     12. All Access Persons of ESI Financial Advisors of the Company shall not invest in private placements except after having obtained the prior approval of the CEO or Chief Compliance Officer.

     13. All officers, directors, employees, registered representatives, and registered investment adviser representatives shall promptly report any violations of this Code of Ethics of which he or she becomes aware to the Chief Executive Officer, the President and the Chief Compliance Officer.

     14. Review and enforcement of this Code of Ethics shall primarily be the responsibility of the Chief Compliance Officer.

     15. The Company shall provide each registered investment adviser representative with a copy of the Company's Code of Ethics and any amendments, and each such registered investment adviser representative shall provide the Company with a written acknowledgement of their receipt of the Code of Ethics and any amendments.

     16. The Company shall maintain in its books and records the following:

          (a) A copy of each version of the Company's Code of Ethics that is in effect, or at any time within the past five years was in effect;

          (b) A record of any violation of the Code of Ethics, and of any action taken as a result of the violation; and

          (c) A record of all written acknowledgments as required by paragraph 15 above for each person who is currently, or within the past five years was, a registered investment adviser representative of the Company.

          (d) A record of each report made by an Access Person of ESI Financial Advisors as required by paragraph 9 of this Code of Ethics, including any information provided in lieu of such reports pursuant to paragraph
     (b)(3)(iii) of Rule 204A-1 under the Investment Advisers Act;

          (e) A record of the names of persons who are currently, or within the past five years were, Access Persons of ESI Financial Advisors; and

          (f) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons of ESI Financial Advisors under paragraph 12 of this Code of Ethics, for at least five years after the end of the fiscal year in which the approval is granted.

     17. All books and records required to be made under paragraph 16 above shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record, the first two years in an appropriate office of the Company.

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Definitions

As used herein, the following definitions shall apply:

     1. "Substantial interest" shall mean (a) beneficial ownership of 1% or more of the voting stock of any public corporation; (b) an interest valued at more than $5,000 or an ownership of more than 10% in a closely held corporation; or (c) any interest for gain or profit in any other business or profession with which to his knowledge the Company or the issuers of securities distributed by the Company, invest in, purchase from or sell to, other than in marketable securities.

     2. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

     3. "Security held or to be acquired" by the Company means any security which is being, or within the past thirty days has been; (a) held by the Company or by the issuers of securities distributed by the Company; or (b) considered by the Company or by the issuers of securities distributed by the Company, for purchase.

     4. "Covered Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that it does not include:

               (i) direct obligations of the Government of the United States;

               (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

               (iii) shares issued by open-end mutual funds, except for the Sentinel Funds, and the National Life variable life insurance and annuity contracts.

     If you should at any time have any question as to the application of the above, please consult with counsel to the Company.